EXHIBIT 10.29






                               VALUE AMERICA, INC.







                   ------------------------------------------

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                   ------------------------------------------





                            Dated as of June 26, 1998












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                                             TABLE OF CONTENTS

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                                                                                                      Page

1.             Definitions...............................................................................2

2.             Covenant Against Certain Transfers........................................................3

3.             Legend on Certificates....................................................................3

4.             Investors' Rights of First Refusal and Co-Sale  Rights....................................3

               (a)     Rights of First Refusal...........................................................3

               (b)     Right of Co-Sale..................................................................4

               (c)     Closing if Rights Not Exercised...................................................5

               (d)     Excepted Transactions.............................................................6

               (e)     Company Repurchases...............................................................6

               (f)     Transfers in Violation............................................................6

5.             Holders' Non-Competition and Non-Solicitation Covenants...................................7

6.             Holders' Confidentiality Covenant.........................................................8

7.             Miscellaneous.............................................................................9

               (a)     Construction......................................................................9

               (b)     Waivers and Amendments............................................................9

               (c)     Entire Agreement; Assignment of Rights...........................................10

               (d)     Notices..........................................................................10

               (e)     Severability.....................................................................11

               (f)     Headings.........................................................................11

               (g)     Choice of Law....................................................................11

               (h)     Expenses.........................................................................11

               (i)     Counterparts.....................................................................11

               (j)     Term.............................................................................11

               (k)     Further Assurances...............................................................11

               (l)     Counsel..........................................................................12

               (m)     Expenses of Enforcement..........................................................12

               (n)     Further Enforcement Matters......................................................12

               (o)     Authorship of Documents..........................................................13

               (p)     Amendment and Restatement........................................................13

               (q)     Termination of Buy-Out Option Agreement..........................................13

               (r)     Pronouns.........................................................................13



                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                  THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement") is entered into as of June 26, 1998, among each of the entities and individuals listed on Annex A hereto (individually an "Investor" and collectively the "Investors"), VALUE AMERICA, INC., a Virginia corporation (the "Company"), and Craig A. Winn ("Winn") and Rex Scatena ("Scatena"), Crystal Investments, L.L.C., a Virginia limited liability company ("Crystal") and Frostine, L.L.C., a Virginia limited liability company ("Frostine") (each of Winn, Scatena, Crystal and Frostine, a "Holder," and, collectively, "Holders").

                                    RECITALS

                  A. Pursuant to the Stockholders Agreement dated as of December 17, 1997 (the "Prior Stockholders Agreement"), by and among the Company, the Holders and Union Labor Life Insurance Company, a Maryland corporation acting on behalf of its Separate Account P ("Ullico"), the Holders granted Ullico certain rights of first refusal, rights of co-sale and noncompetition covenants.

                  B. The Holders, the Company and Ullico desire to terminate the Prior Stockholders Agreement and accept the rights created pursuant hereto in lieu of the rights granted to Ullico under the Prior Stockholders Agreement.

                  C. Concurrent with the execution of this Agreement, the Company and the Investors propose to enter into a Preferred Stock Purchase Agreement dated the date of this Agreement (the "Purchase Agreement") under which the Investors will become obligated, subject to certain conditions, to provide approximately $18.5 million in equity financing to the Company.

                  D. Winn is the beneficial owner of 5,153,893 shares (the "Winn Shares") of the Company's authorized and issued common stock, without par value (which class of shares is herein called "Common Stock"), and Winn is the record owner of 5,053,793 shares of Common Stock and Crystal, which is closely-held and managed by Winn, is the record owner of 100,100 shares of Common Stock.

                  E. Scatena is the beneficial owner of 2,250,000 shares (the "Scatena Shares;" together with the Winn Shares, the "Holder Shares") of Common Stock, and Scatena is the record owner of 2,149,900 shares of Common Stock and Frostine, which is closely-held and managed by Scatena, is the record owner of 100,100 shares of Common Stock.

                  F. The Investors are unwilling to provide equity financing to the Company unless each Holder is willing to subject its Holder Shares to the restrictions contained in this Agreement and make the covenants contained herein, and it is a condition to the performance of the Investors' obligations under the Purchase Agreement that the Company and each Holder enter into this Agreement.

                  G. Each Holder acknowledges that having the Investors provide equity financing to the Company pursuant to the Purchase Agreement will directly benefit such Holder as a result of its ownership of Holder Shares and, accordingly, that such Holder is entering into this Agreement to induce the Investors to provide equity financing to the Company under the Purchase Agreement.


                               A G R E E M E N T


                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       Definitions.

                           (a) Unless otherwise expressly defined herein or the
context otherwise requires, the capitalized terms appearing herein shall have the respective meanings assigned to them in the Purchase Agreement.

                           (b) Unless the context otherwise requires, the terms
defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                           "Governmental  Entity"  shall mean any local,  state,
federal or foreign (i) court, (ii) government or (iii) governmental department,
commission,   instrumentality,   board,  agency  or authority, including the
Internal Revenue Service and other taxing authorities.

                           "Holder  Shares" shall (i) have the meaning set forth
in Recital E above and (ii) also include all shares issued by the Company on or in respect of the shares referred to in the preceding clause (i) including, without limitation, by way of dividend, subdivision, combination, reclassification, recapitalization, reorganization or otherwise.

                           "Legal Requirement" shall mean any foreign,  federal,
state or local statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

                           "Transfer" shall mean any sale, pledge, assignment,
encumbrance or other transfer or disposition of any shares of Common Stock to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

                  2.       Covenant Against Certain Transfers.

                           (a) Each Holder covenants and agrees with the
Investors that except as permitted in this Agreement it will not Transfer any or all of the Holder Shares held by it.

                           (b) Prior to a Qualified Offering, each Holder may
sell the Holder Shares owned by it for a cash price of not less than $35 per share (which price shall be proportionately adjusted for subdivisions and combinations of the outstanding shares of Common Stock) so long as the Investors have the Right of First Refusal and Co-Sale Rights to with respect to such sale as provided in Section 4.

                           (c) The minimum price requirement appearing in
Section 2(b) shall expire on the fourth anniversary of the Closing Date under the Purchase Agreement.

                  3.       Legend on Certificates.

                    All certificates evidencing the shares of Common Stock of the Company now or hereafter held by the Holders shall bear substantially the following legend:

                  "The shares represented by this certificate are subject to the rights of certain investors of Value America, Inc., under the terms of an Amended and Restated Stockholders Agreement, among Value America, Inc., holders of shares of Common Stock and holders of shares of Preferred Stock of Value America, Inc., a copy of which is on file at the principal office of Value America, Inc. and will be furnished upon request to the holder of record of the shares represented by this certificate."

                  4.       Investors' Rights of First Refusal and Co-Sale
                           Rights.



                           (a)  Rights of First Refusal. Before any shares of
Common Stock may be Transferred by any Holder, such shares of Common Stock shall first be offered to the Investors, as set forth below.

                           (i) If a Holder desires to Transfer any shares of
Common Stock owned by him, the selling Holder shall deliver a notice (the "Notice") to the Investors stating (w) its bona fide intention to Transfer such shares of Common Stock, (x) the number of shares of Common Stock proposed to be Transferred (the "Noticed Securities"), (y) the price at which it proposes to Transfer the Noticed Securities (in the case of a Transfer not involving a sale, such price shall be deemed to be the fair market value of the Noticed Securities as determined pursuant to Section 4(a)(iii)) and the terms of payment of that price and other terms and conditions of sale, and (z) the name and address of the proposed purchaser or transferee. Such Holder shall not effect any transfer for value of the shares of Common Stock other than for money (United States dollars) or an obligation to pay money (United States dollars).

                           (ii) For a period of thirty (30) days after receipt
of the Notice, each Investor shall have the right to purchase that number of the Noticed Securities equal to the product obtained by multiplying (a) the aggregate number of Noticed Securities by (b) a fraction, the numerator of which shall equal the aggregate number of shares of Common Stock owned by such Investor at the time of the Transfer (assuming for this purpose that the Investor's holdings include all shares of Common Stock underlying the Series A Preferred Stock and Series B Preferred Stock of the Company then held by the Investor), and the denominator of which shall equal the aggregate number of shares of Common Stock owned by the selling Holder and the Investors at the time of the Transfer (such product being referred to as such Investor's "Pro Rata Share"). The price per share of Common Stock of the Noticed Securities purchased by the Investors pursuant to this Section 4 shall be, in the case of a sale, the price per share of Common Stock set forth in the Notice and, in the case of a Transfer not involving a sale, the fair market value of such shares of Common Stock determined pursuant to Section 4(a)(iii) hereof, and the purchase shall be on the same terms and subject to the same conditions as those set forth in the Notice. The right to purchase shall be exercisable by written notice to the selling Holder within the 30-day period described above, specifying the number of shares of Common Stock to be purchased and the number of shares of Common Stock, if any, such Investor desires to purchase of any of such shares which are not subscribed, as contemplated in Section 4(b)(iii).

                           (iii) In the case of a Transfer of shares of Common
Stock not involving a sale, if the Investors and the Transferring Holder do not reach agreement on the fair market value thereof, then such fair market value shall be determined in good faith by an independent and qualified investment banker or appraisal firm selected by the Board. This determination will be final and binding upon all parties and persons claiming under or through them.

                           (b)  Right of Co-Sale. If any Investor does not elect
to purchase all of the shares of Common Stock purchasable by it to which the Notice refers as described in Section 4(a) hereof, then each such Investor shall have the right, exercisable upon written notice to the selling Holder (the "Tag-Along Notice") within thirty (30) days of the date of the original Notice described in Section 4(a), to participate in such Transfer of shares of Common Stock on the same terms and conditions. The Tag-Along Notice shall indicate the number of shares of Common Stock the Investor wishes to Transfer under its right to participate and the number of shares of Common Stock, if any, such Investor desires to purchase of any of such shares which are not subscribed, as contemplated in Section 4(b)(iii).

                           (i) Each Investor may sell all or any part of its Pro
Rata Share of the number of shares covered by the Notice (as reduced by any purchases pursuant to Section 4(a)).

                           (ii) If any Investor elects to participate in the
sale pursuant to this Section 4(b), it shall effect its participation in the sale by delivering to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which each Investor elects to sell in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the purchaser shall concurrently therewith remit to each Investor that portion of the sales proceeds to which each Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares from each Investor exercising its rights of co-sale hereunder, the selling Holder shall not sell to such prospective purchaser or purchasers any Common Stock unless and until, simultaneously with such sale, the selling Holder shall purchase such shares from each Investor on the same terms and conditions specified in the Notice.

                           (iii) To the extent that any Investor does not elect
to purchase its Pro Rata Share of the Shares of Common Stock to which the Notice refers as described in Section 4(a) or participate in such Transfer to the extent of its Pro Rata Share, then each other Investor shall have a right to either purchase such unsubscribed shares of Common Stock in proportion to such subscribing Investor's Pro Rata Share (calculated without regard to the non-subscribing and non-participating Investor's shares) or to participate in such Transfer to the extent of such unsubscribed shares based on such subscribing Investor's Pro Rata Share (calculated without regard to the non-subscribing and non-participating Investor's shares).

                           (c)  Closing if Rights Not Exercised. If the
Investors do not elect to purchase or participate in the sale of all of the shares of Common Stock to which the Notice refers as provided in Section 4(a), then the selling Holder may Transfer all (but not less than all) of the Noticed Securities to any purchaser or transferee named in the Notice at, in the case of a sale, the price specified in the Notice and on other terms and conditions not materially more favorable to the transferor than those described in the Notice, provided that (i) such Transfer is consummated within ninety (90) days of the date of the Notice to the Investors and (ii) any purchaser or transferee named in the Notice shall agree to be bound by all the terms and conditions of, and to take upon itself the undertakings of the transferor pursuant to, this Agreement. Any proposed Transfer at a price greater than the price specified in the Notice or on terms and conditions materially more favorable to the transferor than those described in the Notice, as well as any subsequent proposed Transfer of any shares of Common Stock by a selling Holder, shall again be subject to the right of first refusal and the co-sale rights of the Investors and shall require compliance by the selling Holder with the procedures described in this Section 4.



                           (d)  Excepted Transactions. Notwithstanding anything
contained herein to the contrary, the provisions of this Section 4 shall not apply to (i) any Transfer to ancestors, descendants or spouse or to a trust for the benefit of such Persons or a Holder, or (ii) any bona fide gift, (iii) any Transfer to an entity that is wholly owned, and will remain wholly-owned, by such Holder (or such Holder and one or more of the individuals referred to in the preceding clause (i)), or (iv) any sale of Common Stock by a Holder in a Qualified Offering of the Company; provided that (1) as a condition precedent to any Transfer made pursuant to one of the exemptions provided in clause (i), (ii) or (iii), (A) the Transferring Holder shall inform the Investors of such Transfer or gift prior to effecting it, and (B) the transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Sections 2, 3 and 4 and such Transferred shares of Common Stock shall remain "shares of Common Stock" and "Holder Shares" hereunder, and such transferee or donee shall be treated as a "Holder" for all purposes of this Agreement, (2) in the case of a Transfer in trust, such Holder shall become the trustee or, with such Holder's spouse, a co-trustee of such trust, (3) in the case of a Transfer not in trust, as a condition precedent to such Transfer such Holder shall retain an irrevocable proxy to vote the Transferred Common Stock and (4) in the case of a Transfer described in clause (iii), as a condition precedent to the Transfer all holders of equity or other ownership interests in such entity shall enter into an agreement with the Investors, which shall be mutually satisfactory to the Investors and the transferee, under which the outstanding equity or other ownership interests in such transferee shall be subjected to the same restrictions against Transfer that appear in Sections 2, 3 and 4 of this Agreement.



                           (e)  Company Repurchases. This Agreement supersedes
any agreement between the Company and any Investor and any agreement between the Company and any Holder under which the Company may have to repurchase Common Stock from Investors or Holders, and, accordingly, Investors' rights under this
Section 4 shall be superior to any rights that the Company may have under any such agreement.



                           (f)  Transfers in Violation. Any attempted Transfer
of any shares of Common Stock in violation of the provisions of this Agreement shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

                  5. Holders'  Non-Competition and Non-Solicitation  Covenants.

                           (a) Each Holder hereby covenants and agrees with the
Company and the Investors that, for the period beginning on the date hereof and ending on the fifth (5th) anniversary of the Closing Date under the Purchase Agreement (the "Covenant Period") (provided, however, that such period shall be extended automatically by and for the duration of any period of time during which such Holder is in violation of any provision hereof), such Holder shall not, directly or indirectly, acting alone or as a member of a partnership, limited liability company or other business entity or as a holder of any security of any class (other than as holder of less than one percent (1%) of the outstanding amount of any security listed on a national securities exchange or designated as a Nasdaq National Market security by the National Association of Securities Dealers, Inc.) or as an officer, director, partner, employee, consultant, agent or representative of or as an advisor or lender to any corporation or other business entity:

                           (i) engage in any business over the Internet (or any
comparable medium of communication), or within any geographic territory in which the Company is conducting business during the Covenant Period, which business is substantially similar to any business conducted by the Company at any time during the Covenant Period;

                           (ii) request, induce or attempt to influence any
customer or supplier of the Company at any time during the Covenant Period to limit, curtail or cancel its business with the Company; or

                           (iii) request, induce or attempt to influence any
officer, director or employee, of the Company at any time during the Covenant Period to (x) terminate his, her or its employment or business relationship with the Company or (y) commit any act that, if committed by Holder, would constitute a breach of any provision hereof.

                           (b) The provisions of clauses (i), (ii) and (iii)
above are separate and distinct commitments independent of each of the other such clauses. Each Holder agrees that neither the Company nor any Investor has an adequate remedy at law for any breach or threatened or attempted breach by Holder of the covenants and agreements set forth in Section 5(a) hereof, and, accordingly, such Holder also agrees that the Company and each Investor may, in addition to the other remedies that may be available to either of them under this Agreement or at law, commence proceedings in equity for an injunction temporarily or permanently enjoining such Holder from breaching or threatening or attempting any such breach of any covenant or agreement set forth in Section 5(a) hereof, and with respect to any such proceeding in equity, it shall be presumed that the remedies at law available to the Company and the Investors would be inadequate and that they would suffer irreparable harm as a result of the violation of any provision hereof by such Holder. The prevailing party or parties in any proceeding in equity or at law commenced in respect of this Agreement shall be entitled to recover from the other party or parties to such proceeding all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with such proceeding and any appeals therefrom.

                           (c) The parties hereto acknowledge and agree that if
the scope of any covenant set forth in Section 5(a) hereof is deemed by any court to be overly broad, the court may reduce the scope thereof to that which it deems reasonable under the circumstances. If any one or more provisions hereof are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby.

                  6.       Holders' Confidentiality Covenant.

                           (a) Each Holder hereby agrees that such Holder will
maintain in confidence and not disclose, divulge or otherwise communicate to others or use for any purpose, except as may be necessary to perform such Holder's duties as an employee of the Company, where applicable, any Confidential Information (as hereinafter defined) except as expressly set forth in Section 6(c).

                           (b) As used herein, the term "Confidential
Information" refers to any and all financial, technical, commercial or other information concerning the business and affairs of the Company, whether prepared by employees, agents or advisors or the Company or otherwise, that has heretofore been, or may hereafter be, provided to any Holder, irrespective of the form or source of the communication, including, without limitation, computer programs, code, technical information, data, reports, know-how, patent positioning, financial information, analyses, compilations, studies and business plans. The term "Confidential Information" does not include information which
(i) at the time of disclosure or thereafter is generally available to or known by the public otherwise than by reason of a Holder's disclosure thereof in violation of this Section 6, or (ii) becomes available to a Holder on a nonconfidential basis from a source other than the Company or its agents, provided that such Holder, after due inquiry, had no reason to believe that such source was bound by a confidentiality agreement with the Company.

                           (c) In the event that any Holder or Person to whom
any Holder furnishes Confidential Information as permitted by this Agreement receives a request to disclose all or any part of the information contained in the Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, subject to the following sentence, such Holder agrees (i) to notify Company immediately of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Company on the advisability of taking legally available steps to resist or narrow such request, (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Information which, in the opinion of counsel for such Holder, such Holder is legally compelled to disclose and to advise Company as far in advance of such disclosure as is possible so that Company may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information, and
(iv) not to oppose actions by Company to obtain an appropriate protective order or reliable assurance that confidential treatment will be accorded the Confidential Information. Nothing in this Section 6 shall prevent Holder from disclosing Confidential Information to his counsel, the court and witnesses in connection with Holder's enforcement or defense of its rights under this Agreement and any other agreement entered into in connection with the Purchase Agreement.

                  7.       Miscellaneous.

                           (a) Construction. As used in this Agreement, the
masculine, feminine or neuter gender, and the singular or plural shall be deemed to include the others or other whenever and wherever the context so requires.

                           (b) Waivers and Amendments. Any provision of this
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company by action authorized by the Board, (ii) as to the Investors, only by vote of both (a) the Investors holding more than fifty percent (50%) in interest of the Series A Preferred Stock, and any Common Stock issued as a result of all or any portion thereof, voting as a separate class, and (b) the Investors holding more than fifty percent (50%) in interest of the Series B Preferred Stock, and any Common Stock issued as a result of all or any portion thereof, voting as a separate class, and (iii) as to the Holders, by Holders holding more than fifty percent (50%) in interest of the Holder Shares held by Holders. Any amendment or waiver effected in accordance with clause (i), (ii) and (iii) of this Section 7(b) shall be binding upon the Company, the Investors, and the Holders and their respective successors and assigns. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement. The Investors acknowledge that by operation of this Section Investors holding more than fifty percent (50%) of the securities described in clause (ii) above will have the right and power to diminish or eliminate certain rights of the Investors under this Agreement. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement, including, without limitation, the right to consent to the waiver of any obligation under this Agreement and to enter into an agreement for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.



                           (c) Entire Agreement; Assignment of Rights. This
Agreement constitutes the entire agreement among the parties hereto relative to the subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superceded by this Agreement provided, that nothing herein contained shall in any manner negate any provision of the Purchase Agreement or any other written agreement referred to in the Purchase Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, estates, assigns, legal representatives and heirs.



                           (d) Notices. All notices, requests, consents and
other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to the Company to:

                           Value America, Inc.
                           2300 Commonwealth Drive
                           Charlottesville, Virginia 22901
                           Attention: Mr. Craig A. Winn, Chairman and Chief
                                        Executive Officer
                           Telecopier: (804) 817-7884

                  with a copy to

                           Gary D. LeClair, Esq.
                           LeClair Ryan, A Professional Corporation
                           707 East Main Street, Eleventh Floor
                           Richmond, Virginia 23219
                           Telecopier: (804) 783-2294

                  if to any Investor at the address or to the telecopier number set forth for such Investor on Annex A hereto or if to any Holder at the address or to the telecopier number set forth for such Holder under his signature on the appropriate signature page hereto, or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. A copy of any notice to any Investor shall be given to each other Investor and a copy of any notice to any Holder shall also be given to each other Holder. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

                           (e) Severability. Should any one or more of the
provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.



                           (f) Headings. The headings of the Sections and
paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                           (g) Choice of Law. It is the intention of the parties
that the internal substantive laws, and not the laws of conflicts, of Virginia should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                           (h) Expenses. Except as provided below, the Company
shall be responsible for all of its own fees and expenses arising or incurred in connection with this Agreement and consummation of the transactions contemplated hereby.

                           (i) Counterparts. This Agreement may be executed in
any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                           (j) Term. This Agreement shall commence upon the date
hereof and shall terminate upon the earlier to occur of (x) the tenth anniversary of the date hereof or (y) the expiration of the underwriters' lock-up period following the completion of a Qualified Offering.

                           (k)      Further Assurances.

                           (i) Subject to the terms and conditions of this
Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements or otherwise, to make effective the transactions contemplated by this Agreement.

                           (ii) If at any time the Investors believe in good
faith that any further action is necessary or desirable on the part of the Company or any Holder or Holders to carry out the purposes of this Agreement, each of the Holders and the Company, as the case may be, shall, as requested by the Investors in writing, take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

                           (l) Counsel. In connection with the transactions
contemplated by this Agreement, the Company has been represented by LeClair Ryan, A Professional Corporation ("Counsel"). Each party hereto has reviewed the contents of this Agreement and fully understands its terms. Each party hereto other than the Company acknowledges that he or it is fully aware of his or its right to the advice of counsel independent from that of the Company, that Counsel has advised him or it of such right and disclosed to him or it the risks in not seeking such independent advice, and that he or it understands the potentially adverse interests of the parties with respect to this Agreement. Each party hereto further acknowledges that no representations have been made with respect to tax or other consequences of this Agreement or the transactions contemplated herein to him or it, and that he or it has been advised of the importance of seeking independent counsel with respect to such consequences. Each Investor acknowledges that it has not received any information or advice from, and is not relying upon any statement made by Ullico or Ullico's special counsel, Paul, Hastings, Janofsky & Walker LLP, in entering into or in connection with this Agreement or the transactions contemplated hereby.

                           (m) Expenses of Enforcement. If any party seeks to
enforce its rights under this Agreement against another party, the prevailing party in any arbitration, litigation or dispute shall be entitled to its receive from the party or parties against which it has prevailed the reasonable fees and expenses incurred by the prevailing in connection therewith including, without limitation, the reasonable fees and expenses of counsel, advisors and expert witnesses.

                           (n) Further Enforcement Matters. Each party hereby
agrees that each other party shall be entitled to equitable relief, including an injunction and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available at law or in equity. Each party further agrees to waive, and to use its best efforts to cause its officers, directors, employees and agents to waive, any requirement for the securing or posting of any bond in connection with such remedy. Each party also hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the United States of America located in the District of Columbia for any actions, suits or proceedings arising out of or relating to this Agreement or any matter contemplated hereby, and each party agrees not to commence any action, suit or proceeding related thereto except in such courts. Each party further agrees that service of any process, summons, notice or document by United States mail, registered or certified, to its address set forth or referred to in Section 7(d) shall be effective service of process for any action, suit or proceeding against the party being served in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, in the courts of the United States of America located in the District of Columbia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                           (o) Authorship of Documents. This Agreement shall not
be construed for or against any party by reason of authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties.

                           (p) Amendment and Restatement. This Agreement amends
and restates in its entirety the Prior Stockholders Agreement. All provisions of, rights granted and covenants made in the Prior Stockholders Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants contained in this Agreement supercede any and all rights granted or covenants made under the Prior Stockholders Agreement.

                           (q) Termination of Buy-Out Option Agreement. The
Company, Ullico and the Holders hereby agree that, upon execution of this Agreement by all of the parties hereto, that certain Buy-Out Option Agreement, dated as of December 17, 1997, among the Company, Ullico and the Holders is hereby terminated and shall have no further force or effect.

                           (r) Pronouns. As used herein, the masculine, feminine
or neuter gender shall be deemed to include the others whenever the context so indicates or requires.

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]


                           IN WITNESS WHEREOF, the parties have caused this
Amended and Restated Stockholders Agreement to be duly executed as of the day and year first above written.

                                    VALUE AMERICA, INC.

                                    By: /s/ Craig A. Winn
                                        ---------------------------
                                        Craig A. Winn, Chairman and
                                         Chief Executive Officer


                                    UNION LABOR LIFE INSURANCE COMPANY
                                    Acting on behalf of its Separate Account P

                                    By: /s/ Michael R. Steed
                                        ---------------------------
                                         Authorized Officer

                                  [SIGNATURE PAGE TO AMENDED AND RESTATED
                                          STOCKHOLDERS AGREEMENT]


                                    VULCAN VENTURES INCORPORATED


                                    By: /s/ William D. Savoy
                                        -------------------------------
                                            Authorized Officer


                                    UNITED ASSOCIATION OF JOURNEYMEN AND
                                    APPRENTICES OF THE PLUMBING AND
                                    PIPEFITTING INDUSTRY OF THE UNTIED STATES
                                    AND CANADA, GENERAL FUND


                                    By:____________________________________
                                            Authorized Officer


                                    THE ANNETTE M. AND THEODORE N. LERNER
                                    FAMILY FOUNDATION


                                    By:____________________________________
                                            Authorized Officer


                                    RYMAC JOINT VENTURE


                                    By:_______________________________________
                                            Authorized Officer


                                    BENDER FAMILY INVESTMENT LIMITED PARTNERSHIP


                                    By:_______________________________________
                                            Authorized Officer

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]


                                    LERNER INVESTMENTS LIMITED
                                    PARTNERSHIP, a Maryland limited partnership

                                    By:     Moloreaux, Inc., its general partner


                                            By:________________________________
                                                     Authorized Officer

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

                                            ------------------------------------
                                            William D. Savoy


                                            ------------------------------------
                                            Grover McKean


                                            ------------------------------------
                                            David Schwinger


                                            ------------------------------------
                                            Terence R. McAuliffe


                                            ------------------------------------
                                            Charles T. Manatt


                                            ------------------------------------
                                            Martha T. S. Werner


                                            ------------------------------------
                                            Thomas Driscoll


                                            ------------------------------------
                                            John D. Shulman


                                            ------------------------------------
                                            C. Raymond Marvin

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]


                                             YAGEMANN REVOCABLE TRUST,
                                             DATED NOVEMBER 13, 1992

                     By: __________________________________
                       Name: ____________________________
                       Title: ____________________________

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]


                                    DAVIDSON FAMILY LIMITED PARTNERSHIP,
                                    a Nevada limited partnership


                                    By:_______________________________________
                                       Thomas R. Davidson, General Partner

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

                                    HOLDERS:

                                     /s/ Craig A. Winn
                                    --------------------------------------
                                         Craig A. Winn

                                    Address: 3420 Cesford Grange
                                             Keswick, VA 22947


                                    --------------------------------------
                                           Rex Scatena

                                    Address: 580 Milford Road
                                             Earlysville, VA 94599


                                    CRYSTAL INVESTMENT, L.L.C.

                                    By:_____________________________________
                                            Authorized Officer

                                    Address: c/o Craig A. Winn
                                             3420 Cesford Grange
                                             Keswick, VA  22947


                                    FROSTINE, L.L.C.

                                    By:_____________________________________
                                            Authorized Officer

                                    Address: c/o Rex Scatena
                                             580 Milford Road
                                             Earlysville, VA  94599

                                                  ANNEX A

                                           SCHEDULE OF INVESTORS


                                         Name/Address
                 '''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''

                 Union Labor Life Insurance Company
                 111 Massachusetts Avenue, N.W.
                 Washington, DC  20001
                 Attention: Mr. Michael R. Steed,
                 Senior Vice President
                 Telecopier: (202) 682-7932

                 Vulcan Ventures Incorporated
                 110   110th Avenue Northeast
                 Suite 550
                 Bellevue, WA 98004
                 Telecopier: (425) 453-1985

                 The United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada,
                 General Fund
                 901 Massachusetts Avenue, N.W.
                 Washington, DC 20001
                 Telecopier: (202) 628-5024

                 The Annette M. and Theodore N. Lerner
                 Family Foundation, Inc.
                 11501 Huff Court
                 North Bethesda, MD 20895
                 Attention: Edward Cohen, Partner
                 Telecopier: (301) 770-0144

                 Lerner Investments Limited Partnership
                 11501 Huff Court
                 North Bethesda, MD 20895
                 Attention: Edward Cohen, Partner
                 Telecopier: (301) 770-0144

                 Rymac Joint Venture
                 5512 Oak Place
                 Bethesda, MD 20817
                 Attention: Paul McNamara
                 Telecopier: (301) 652-8291

                 Bender Family Investment Limited Partnership
                 1120 Connecticut Avenue, Suite 1200
                 Washington, DC 20036
                 Telecopier: (202) 785-9347

                 Davidson Family Limited Partnership
                 c/o Mr. Thomas Davidson
                 Thomas Walsh
                 1600 Wilson Boulevard, Suite 800
                 Arlington, VA 22209
                 Telecopier: (703) 312-6419

                 William D. Savoy
                 c/o Vulcan Ventures Incorporated
                 110 110th Avenue Northeast
                 Suite 550
                 Bellevue, WA 98004
                 Telecopier: (425) 453-1985

                 Grover McKean
                 2311 Nottingham Avenue
                 Los Angeles, CA  90027
                 Telecopier: (213) 666-4235

                 David Schwinger
                 6009 Roseland Drive
                 Rockville, MD  20852-3646
                 Telecopier: (202) 298-7570

                 Terence R. McAuliffe
                 7527 Old Dominion Drive
                 McLean, VA  22102
                 Telecopier: (703) 749-9190

                 Charles T. Manatt
                 Manatt Phelps & Phillips
                 1501 M Street, N.W.
                 Washington, DC  20005
                 Telecopier: (202) 463-4394

                 Martha T.S. Werner
                 c/o Hawkes Carlton Sanchez & Co., Ltd.
                 11726 San Vicente Boulevard, Suite 300
                 Brentwood, CA  91436
                 (310) 442-4717

                 Thomas Driscoll
                 c/o R.W. Pressprich & Co., Inc.
                 40 Rose Wharf, Second Floor
                 Boston, MA 02110
                 Telecopier: (617) 330-9152

                 John D. Shulman
                 4620 Laverock Place, NW
                 Washington, D.C. 20007
                 Telecopier: (202) 333-8260

                 C. Raymond Marvin
                 1371 Kirby Road
                 McLean, VA 22101
                 Telecopier: (703) 847-4215

                 Yagemann Revocable Trust,
                 Dated November 13, 1992
                 9 Cobb Island Drive
                 Greenwich, CT 06830

                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


      This FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of January 12, 1999 (the "Amendment"), is entered into by and among Value America, Inc., a Virginia corporation (the "Company"), The Union Labor Life Insurance Company, a Maryland corporation acting on behalf of its Separate Account P ("ULLICO"), Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), and Craig A. Winn, a resident of the Commonwealth of Virginia ("Winn").

      WHEREAS, the parties hereto are parties to an Amended and Restated Stockholders Agreement dated as of June 26, 1998 (the "Stockholders Agreement"); and

      WHEREAS, Section 7(b) of the Stockholders Agreement provides that the Company, Winn, who holds more than 50% of the Holder Shares (as defined in the Stockholders Agreement) held by the Holders (as defined in the Stockholders Agreement), ULLICO, which holds more than 50% of the Company's Series A Preferred Stock (as defined in the Company's Articles of Incorporation), and Vulcan, which holds more than 50% of the Company's Series B Preferred Stock (as defined in the Company's Articles of Incorporation), may amend the Stockholders Agreement; and

      WHEREAS, the parties hereto wish to approve this Amendment in connection with the Company's offering of Series C Preferred Stock to Vulcan (the "Series C Transaction") and will benefit from the consummation of the Series C Transaction.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Each of the parties hereto agree that the first sentence of Section 4(a)(ii) of the Stockholders Agreement shall be deleted and replaced with the following:

      For a period of thirty (30) days after receipt of the Notice, each Investor shall have the right to purchase that number of the Noticed Securities equal to the product obtained by multiplying (a) the aggregate number of Noticed Securities by (b) a fraction, the numerator of which shall equal the aggregate number of shares of Common Stock owned by such Investor at the time of the Transfer (assuming for this purpose that the Investor's holdings include all shares of Common Stock underlying the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock (as defined in the Company's Articles of Incorporation) of the Company, as well as all shares of Common Stock issuable upon exercise of the Warrants and the Ullico Replacement Warrants (as defined in that certain Preferred Stock and Warrant Purchase Agreement dated as of January

      12, 1999 by and among the Company, Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), and certain other purchasers), and, with respect to Vulcan, any warrants issued to Vulcan pursuant to that certain Agreement to Issue Warrants (as defined in the Series C Purchase Agreement) then held by the Investor), and the denominator of which shall equal the aggregate number of shares of Common Stock owned by the selling Holder and the Investors at the time of the Transfer (such product being referred to as such Investor's "Pro Rata Share").

2. Each of the parties hereto agrees that Section 7(b)(ii) of the Stockholders Agreement shall be amended by adding the following as subpart "(c)" thereof:

            (c) the Investors holding more than fifty percent (50%) in interest of the Series C Preferred Stock (as defined in the Company's Articles of Incorporation), and any Common Stock issued as a result of all or any portion thereof, voting as a separate class, and

      3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same instrument.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND
                        RESTATED STOCKHOLDERS AGREEMENT




                        VALUE AMERICA, INC.

                        By: /s/ Craig A. Winn
                        Print Name: Craig A. Winn

                                     Title: Chairman and Chief Executive Officer


                        THE UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation acting on behalf of its Separate Account P

                        By: /s/ Michael R. Steed
                        Print Name: Michael R. Steed

                                     Title: Senior Vice President


                        VULCAN VENTURES INCORPORATED

                        By: /s/ William D. Savoy
                        Print Name: William D. Savoy

                                     Title: Vice President


                        /s/ Craig A. Winn
                        ------------------
                        Craig A. Winn